Exhibit 99.2 Pro forma financial statements

U.S. Energy Corp. and Subsidiaries

Unaudited Pro Forma Consolidated Financial Information

On December 31, 2024, the Company closed on the sale of its oil and gas assets located in East Texas and Liberty County ("Property Sale") with an effective date of November 1, 2024 for approximately $6.825 million subject to customary closing adjustments.

The following unaudited proforma consolidated financial information reflects adjustments to the Company's historical financial results and give effect to the divestiture as described in the accompanying notes to the unaudited pro forma consolidated financial information.

Historical information has been adjusted in the pro forma consolidated financial information for pro forma events that are: (1) directly attributable to the transaction; (2) factually supportable; and (3) expect to have a continuing impact on the resulting operations.   The unaudited pro forma consolidated financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in its Quarterly Reports on Form 10-Q for the quarter period ended September 30, 2024, and its Form 10-K for the year ended December 31, 2023.

The unaudited pro forma consolidated financial information are presented for illustrative purposes only and are not intended to be indicative of actual financial position and results of operations had the divestiture been in effect during the periods presented, or of the financial condition or results of operations that may be reported in the future.

U.S. Energy Corp. and Subsidiaries

Unaudited Pro Forma Consolidated Balance Sheet

As of September 30, 2024

	As of September 30, 2024
	As Reported	Adjustments		Pro Forma

ASSETS
Current assets:
Cash and equivalents	$1,155	$6,825	(a)	$7,980
Oil and natural gas sales receivables	1,416	-		1,416
Marketable equity securities	107	-		107
Commodity derivative asset	-	-		-
Other current assets	708	-		708
Real estate assets held for sale, net of selling costs	-	-		-

Total current assets	3,386	6,825		10,211

Oil, natural gas and helium properties under full cost method:
Proved oil and natural gas properties	163,554	(12,730)	(b)	150,824
Less accumulated depreciation, depletion and amortization	(111,531)	-		(111,531)

Net oil and natural gas properties	52,023	(12,730)		39,293
Unproved helium properties, not subject to amortization	6,931	-		6,931

Net oil, natural gas and helium properties	58,954	(12,730)		46,224

Other Assets:
Property and equipment, net	725	-		725
Right-of-use asset	570	-		570
Other assets	441	-		441

Total assets	$64,076	$(5,905)		$58,171

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$4,312	$-		$4,312
Accrued compensation and benefits	610	-		610
Revenue and royalties payable	4,769	-		4,769
Asset retirement obligations	1,000	-		1,000
Current lease obligation	193	-		193

Total current liabilities	10,884	-		10,884

Noncurrent liabilities:
Credit facility	-	-		-
Asset retirement obligations	16,991	(2,769)	(c)	14,222
Long-term lease obligation, net of current portion	466	-		466
Deferred tax liability	1	-	(i)	1

Total liabilities	28,342	(2,769)		25,573

Commitments and contingencies (Note 8)

Shareholders’ equity:
Common stock, $0.01 par value; 245,000,000 shares authorized; 28,035,613 and 25,333,870 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	280	-		280
Additional paid-in capital	221,346	-		221,346
Accumulated deficit	(185,892)	(3,136)	(d)	(189,028)

Total shareholders’ equity	35,734	(3,136)		32,598

Total liabilities and shareholders’ equity	$64,076	$(5,905)		$58,171

U.S. Energy Corp. and Subsidiaries

Unaudited Pro Forma Consolidated Statement of Operations

For The Year Ended December 31, 2023

	Twelve Months Ended December 31, 2023
	As Reported	Adjustments		Pro-forma

Revenue:
Oil	$28,352	$(5,830)	(e)	$22,522
Natural gas and liquids	3,964	(1,294)	(e)	2,670
Total revenue	32,316	(7,124)		25,192

Operating expenses:
Lease operating expenses	15,254	(3,560)	(f)	11,694
Gathering, transportation, and treating	557	257	(f)	814
Production taxes	2,107	(366)	(f)	1,741
Depreciation, depletion, accretion, and amortization	11,235	(2,416)	(g)	8,819
Impairment of oil and natural gas properties	26,680	-		26,680
General and administrative expenses	11,523	-		11,523
Total operating expenses	67,356	(6,085)		61,271

Operating income (loss)	(35,040)	(1,039)		(36,079)

Other income (expense):
Commodity derivative gain (loss), net	2,882	-		2,882
Interest (expense), net	(1,114)	-		(1,114)
Loss on disposal	-	(3,136)	(h)	(3,136)
Other income (expense), net	25	-		25
Total other income (expense)	1,793	(3,136)		(1,343)

Net income (loss) before income taxes	$(33,247)	$(4,175)		$(37,422)
Income tax (expense) benefit	891	-	(i)	891
Net income (loss)	$(32,356)	$(4,175)		$(36,531)
Basic and diluted weighted average shares outstanding	25,322,382	25,322,382		25,322,382
Basic and diluted loss per share	$(1.28)	$(0.16)		$(1.44)

U.S. Energy Corp. and Subsidiaries

Unaudited Pro Forma Consolidated Statement of Operations

For The Nine Months Ended September 30, 2024

	Nine Months Ended September 30, 2024
	As Reported	Adjustments		Pro-forma

Revenue:
Oil	$14,574	$(3,264)	(e)	$11,310
Natural gas and liquids	1,820	(645)	(e)	1,175
Total revenue	16,394	(3,909)		12,485

Operating expenses:
Lease operating expenses	9,322	(2,572)	(f)	6,750
Gathering, transportation and treating	170	109	(f)	279
Production taxes	1,008	(199)	(f)	809
Depreciation, depletion, accretion and amortization	6,392	(1,407)	(g)	4,985
Impairment of oil and natural gas properties	6,843			6,843
Acquisition transaction costs	368	-		368
General and administrative expenses	6,181	-		6,181
Total operating expenses	30,284	(4,069)		26,215

Operating income (loss)	(13,890)	160		(13,730)

Other income (expense):
Commodity derivative gain (loss), net	537	-		537
Interest (expense), net	(344)	-		(344)
Loss on disposal	-	(3,136)	(h)	(3,136)
Other income (expense), net	(67)	-		(67)
Total other income (expense)	126	(3,136)		(3,010)

Net income (loss) before income taxes	$(13,764)	$(2,976)		$(16,740)
Income tax (expense) benefit	6	-	(i)	6
Net income (loss)	$(13,758)	$(2,976)		$(16,734)

Basic and diluted weighted average shares outstanding	26,304,200	26,304,200		26,304,200
Basic and diluted income (loss) per share	$(0.52)	$(0.11)		$(0.64)

U.S. Energy Corp. and Subsidiaries

Notes to Unaudited Pro Forma Consolidated Financial Statements

Basis of Presentation

On December 31, 2024, the Company completed the Property Sale effective November 1, 2024, for cash proceeds of $6.825 million subject to customary closing costs, which will be finalized in 2025. The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2023, and the nine-months ended September 30, 2024, have been prepared with the assumption that the transaction closed effective January 1, 2023 and January 1, 2024, respectively. The Unaudited Pro Forma Consolidated Balance Sheet has been prepared as if the transaction closed September 30, 2024.

Adjustments to Unaudited Pro Forma Consolidated Financial Statements

(a) Cash received from sale upon closing less estimated preliminary closing costs of $6.825 million.

(b) The Company applies the full cost method for accounting for its oil and gas operations. Sales of oil and gas properties are accounted for as adjustments to capitalized costs unless such adjustments significantly alter the relationship between capitalized costs and proved reserves of oil and gas attributable to the full cost center. The Property Sale reduced the Company's reserves by approximately 36 percent and as a result a loss on disposal of $3.1 million was recognized in the Unaudited Pro Forma Consolidated Statement of Operations with an offsetting reduction in capitalized costs associated with the sale of oil and gas properties.

(c) Adjustment to loss on disposal for the removal of the associated oil and gas asset retirement cost assumed by the buyer.

(d) Adjustment reflects the accumulated retained earnings adjustment from the divestiture.

(e) Adjustments to remove the actual recorded oil and natural gas and liquids revenue associated with oil and gas properties sold assuming the Property Sale had occurred January 1 of the respective year.

(f) Adjustments to remove the actual recorded lease operating expense; gathering, transportation and treating expense; and production taxes assuming the Property Sale had occurred on January 1 of the respective year.

(g) Adjustments to remove the amortization of capitalized costs attributable to the actual production assuming the Property Sale occurred January 1 of the respective period. Production was 154,262 and 91,404 barrels of oil equivalent (BOE) for the year ended December 31, 2023 and the nine months ended September 30, 2024, respectively. Depreciation, depletion and amortization rate was $15.66/BOE and $15.39/BOE for the year ended December 31, 2023, and the nine months ended September 30, 2024, respectively.

(h) Adjustments to recognize the estimated loss on disposal resulting from a significant alteration between capitalized costs and proved reserves of oil and gas attributed to the full cost center.

(i) Adjustments to tax-effect the net adjustments associated with Property Sale at statutory rates. As the Company is in an overall cumulative loss position with a corresponding valuation allowance, the tax loss generated from the transaction would not have a material impact on the Company’s overall tax position in neither the balance sheet nor the statements of operations in either of the periods presented.